___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

510 Shotgun Road, Suite 110 Fort Lauderdale, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

Fuelstream, Inc. (the “Company”), on its Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2013 (the “Original Filing”), reported the former Chief Executive Officer of the Company as Russell S. Adler. The correct middle initial of the Company’s former Chief Executive Officer is Russell B. Adler. The Original Filing has been restated in its entirety below and, except for the corrected middle initial of Russell Adler, the text of this filing is identical to the Original Filing.

Item 3.02 Unregistered Sales of Equity Securities

On July 16, 2013, the Company issued 448,028 shares of its common stock (the “Shares”) to Peak One Opportunity Fund, L.P. (“Peak One”). The Shares were issued pursuant to a convertible debenture issued by the Company in October 2012 and agreed by Russell B. Adler, the former Chief Executive Officer of the Company. Peak One is an accredited investor. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of Shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Dated: July 25, 2013	By:	/s/ Robert Catala
Robert Catala Chief Executive Officer